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                                                                    EXHIBIT 99.1

                                   B|COM/3/
                      2000 LONG-TERM EQUITY INCENTIVE PLAN
                      ------------------------------------

                            As Amended and Restated
                              on January 25, 2001

          1.  Purpose.
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          This plan shall be known as the B|com/3/ 2000 Long-Term Equity
Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of B|com/3/ Group, Inc. (the "Company") and its Subsidiaries by (i) enabling the Company to attract able persons to remain in or to enter the employ of the Company and to provide a means whereby those directors, officers and employees upon whom the responsibilities of the successful administration, management, planning, and/or organization of the Company may rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company;
(ii) providing such directors, officers and employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. Accordingly, the Plan provides for granting incentive or non-qualified stock options, stock appreciation rights ("SARs"), either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing, as is best suited to the circumstances of the Company, its Subsidiaries and the particular directors, officers and employees, as provided herein.

          2.  Definitions.
              -----------

          (a) "Board of Directors" and "Board" mean the board of directors of
               ------------------       -----
the Company.

          (b) "Cause" means the occurrence of one or more of the following
               -----
events:

              (i) The commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its clients; or

              (ii) Conduct tending to bring the Company, any of its Subsidiaries or any of its clients into substantial public disgrace or disrepute; or

              (iii) Substantial and repeated failure to perform duties as reasonably directed by the Board or one's supervisor; or

              (iv) Gross negligence or willful misconduct with respect to the Company, any of its Subsidiaries or any of its clients; or
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              (v)   Any material breach of the Stock Purchase Agreement or any written employment agreement with the Company or its Subsidiaries, which is not cured within 15 days after written notice of such breach.

          (c) "Change in Control" means the occurrence of one of the following
               -----------------
events:

              (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

              (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

              (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

              (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

          (d) "Code"  means the Internal Revenue Code of 1986, as amended.
               ----

          (e) "Committee" means the People and Compensation Committee of the
               ---------
Board, which shall consist solely of two or more members of the Board.

          (f) "Common Stock" means the Common Stock, par value $.01 per share,
               ------------
of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, stock split, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

          (g) "Competition" is deemed to occur if a person who is employed by
               -----------
the Company or any Subsidiary or serves as an officer or director thereof or whose employment or service as an officer or director with the Company or a Subsidiary has terminated within the last 365

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days obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in a corporation, partnership, firm or other entity that engages in any business that is competitive with the business of the Company or of any Subsidiary then employing the person or for which the person provided services within the immediately preceding 365 day period; provided, however, that ownership of 1% or less of the outstanding shares of a publicly traded company shall not constitute competition.

          (h) "Disability" means a disability that would entitle an eligible
               ----------
participant to payment of monthly disability payments under any Company disability plan to which such participant is subject or as otherwise determined by the Committee.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

          (j) "Exempt Person" means any employee benefit plan of the Company or
               -------------
a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

          (k) "Fair Market Value" of a share of Common Stock of the Company
               -----------------
means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the NASDAQ National Market) (the "Market") for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

          (l) "Incentive Stock Option" means an option conforming to the
               ----------------------
requirements of Section 422 of the Code and any successor thereto.

          (m) "Non-Employee Director" has the meaning given to such term in Rule
               ---------------------
16b-3 under the Exchange Act and any successor thereto.

          (n) "Non-qualified Stock Option" means any stock option other than an
               --------------------------
Incentive Stock Option.

          (o) "Other Company Securities" mean securities of the Company other
               ------------------------
than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

          (p) "Retirement" means retirement as defined under any Company pension
               ----------
plan or retirement program or termination of one's employment on retirement with the approval of the Committee.

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          (q) "Solicitation" is deemed to occur if a person who is employed by
               ------------
the Company or any Subsidiary or serves as an officer or director thereof or whose employment or service as an officer or director has terminated within the last 730 days directly or indirectly attempts to (i) solicit from any client of the Company or any Subsidiary, except on behalf of the Company or such Subsidiary, business of the type performed by the Company or the Subsidiary or to persuade the client to cease to do business or to reduce the amount of business that such client has customarily done or contemplates doing with the Company or the Subsidiary; (ii) renders any services of the type rendered by the Company or any Subsidiary of the Company to or for any client of the Company or such Subsidiary, unless such services are rendered as an employee or consultant of the Company or the Subsidiary; (iii) attempts to persuade or otherwise induce any employee of the Company or any Subsidiary to terminate his or her employment with the Company or such Subsidiary, or otherwise employs or attempts to employ or assists anyone else to employ any person who is then in the employ of the Company or any Subsidiary or who was in the employ of the Company or any Subsidiary at any time during the then-preceding year. As used in this definition, "Subsidiary" shall mean each Subsidiary then employing the person and/or for whom the person provided services within the immediately preceding one-year period and the term "client" shall mean anyone who is a client or was a client of the Company or any Subsidiary at any time during the one-year period immediately preceding the alleged prohibited conduct and anyone to whom the Company or any Subsidiary had made a formal presentation or pitch within a period of one-year immediately proceeding the prohibited conduct.

          (r) "Stock Purchase Agreement" means a Stock Purchase Agreement
               ------------------------
substantially in the form of Exhibit A.
                             ---------

          (s) "Subsidiary" means a corporation or other entity of which
               ----------
outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company; except solely with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424(f) of the Code.

          (t) "Voting Trust Agreement" means that certain Voting Trust Agreement
               ----------------------
dated as of January 31, 2000 by and among the owners of shares of Common Stock of the Company (formerly known as BDM, Inc.) who are or may become party thereto and the voting trustees thereunder, as amended from time to time.

          3.   Administration.
               --------------

          The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. Members of the Committee shall abstain from participating in and deciding matters that directly affect their individual ownership interests under the Plan. In the event the Company becomes a "publicly-held corporation" as defined in Section 162(m)(2) of the Code, the Company may establish a committee

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of outside directors meeting the requirements of Code Section 162(m) to (i)
approve the grant of Options that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Code Section 162(m) and (ii) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee. In addition, Options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Code Section 162(m) and any Treasury Regulations promulgated thereunder.

          Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made,
(iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

          The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

          4.   Shares Available for the Plan.
               -----------------------------

          Subject to adjustments as provided in Section 15, an aggregate of 1,606,617 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. The aggregate number of Shares that may be issued to any person under the Plan shall not exceed two and a half percent (2.5%) of the aggregate number of Shares. All or some of the Shares may be authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised. Any Shares that remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of

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the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

          Without limiting the generality of the foregoing provisions of this
Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of the Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

          5.   Participation.
               -------------

          Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or individuals to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant to individuals thereunder shall confer any right on a participant to continue as a director or officer or employee of the Company or shall interfere in any way with the right of the Company to terminate the employment or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

          Incentive Stock Options or Non-qualified Stock Options, SARs alone or in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may
be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

          6.   Incentive and Non-qualified Options and SARs.
               --------------------------------------------

          The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock in excess of 2.5% of the total number of Shares authorized under the Plan pursuant to Section 4. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

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

          It is the Company's intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Non-qualified Stock Options.

          To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000 (within the meaning of Section 422 of the Code), such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the participant of such determination as soon as practicable after such determination.

          (a) Price. The price per Share deliverable upon the exercise of each
              -----
option ("exercise price") shall be established by the Committee, except that in the case of the grant of any Incentive Stock Option or Non-qualified Stock Option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option unless otherwise permitted by Section 422 of the Code or any successor thereto.

          (b) Payment.  Options may be exercised, in whole or in part, upon
              -------
payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the Shares to be acquired by delivery of the optionee's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

          In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and

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not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) (or voting trust certificate(s)) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, (B) direction to the voting trustee to transfer all such shares of Common Stock on the books and records of the voting trustee to the Company or (C) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

          In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option (except pursuant to any Reload Option (as defined below) with respect to any such withheld Shares).

          (c) Terms of Options.  The term during which each option may be
              ----------------
exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become vested and may provide that an option shall become vested in increments. The Shares constituting each increment may be purchased in whole or in part at any time after such increment becomes vested, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

          (d) Limitations on Grants. If required by the Code, the aggregate Fair
              ---------------------
Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

          (e) Termination; Forfeiture.
              -----------------------

              (i)   Death or Disability. If a participant ceases to be a
                    -------------------
director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to death or Disability, all of the participant's options and SARs shall become fully vested and exercisable and shall remain so for a period of 180 days from the date of such death or Disability, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition or Solicitation during such 180-day period unless he or she received written consent to do so from the Board or the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

              (ii)  Retirement.  If a participant ceases to be a director,
                    ----------
officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant's options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition or Solicitation during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant's options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options and SARs may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

              (iii) Discharge for Cause.  If a participant ceases to be a
                    -------------------
director, officer or employee of or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant's options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

              (iv)  Other Termination. Unless otherwise determined by the
                    -----------------
Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or discharge for Cause, (A) all of the participant's options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition or Solicitation during such 30-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant's options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

              (v)   Change in Control.  If there is a Change in Control of the
                    -----------------
Company and a participant is terminated from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary within one year after such Change in Control, all of the participant's options and SARs shall become fully vested and exercisable upon such termination and shall remain so for up to one year; provided however, that such options may become fully vested and exercisable in the discretion of the Committee after the date of termination, but in no event after the expiration date of the options or SARs. In addition, the Committee shall have the authority to grant options that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

              (f)   Forfeiture. If a participant exercises any of his or her
                    ----------
options or SARs and, within one year thereafter, either (i) is discharged from the Company or a Subsidiary for any of the reasons specified in the definition of "Cause" set forth in Section 2(c)(i), (ii) or (iv), or (ii) engages in Competition or Solicitation without having received written consent to do so from the Board or the Committee, then the participant may, in the discretion of the Committee, be required to pay the Company the gain represented by the difference between the aggregate selling price of the Shares acquired upon the options' exercise (or, if the Shares were not then sold, their aggregate Fair Market Value on the date of exercise) and the aggregate exercise price of the options exercised (the "Option Gain"), without regard to any subsequent increase
                        -----------
or decrease in the Fair Market Value of the Common Stock. In addition, the Company may, in its discretion, deduct from any payment of any kind (including salary or bonus) otherwise due to any such participant an amount equal to the Option Gain.

              (g)   Grant of Reload Options. The Committee may provide (either
                    -----------------------
at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option ("Exercised Options") and who pays all or part of such exercise price with shares of Common Stock or withheld Shares, of an additional option (a "Reload Option") for a number of shares of Common Stock equal to the sum (the "Reload Number") of the number of shares of Common Stock tendered or the number of Shares withheld by the Company in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or the number of Shares withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the

Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

          7.   Stock Appreciation Rights.
               -------------------------

          The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify.

          No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

          SARs granted in tandem with options shall be exercisable only when, to
the extent and on the conditions that any related option is exercisable.    The
exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

          Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

          All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

          Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries due to death, Disability or Retirement during any period of restriction, all SARs granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all SARs granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

          8.   Restricted Stock.
               ----------------

          The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants for a consideration per Share not less than Fair Market Value and in such amounts as it determines.
Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant. If required by the terms of the grant of restricted stock, the participant shall make an election pursuant to Section 83(b) of the Code with respect to such restricted stock. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, also grant to participants the opportunity to enter into binding agreements to purchase shares of restricted stock under the Plan for such consideration (not less than Fair Market Value on the date of the agreement), and under such other terms and conditions, as the Committee and any participant may mutually agree.

          The participant will be required to pay the Company the consideration specified by the Committee in the form and at the time or times as the Committee may determine; provided, however, that the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) shall be paid in cash within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. In the case of a mutually binding agreement to purchase and sell restricted stock of the Company (as contemplated by the final sentence of the preceding paragraph), the participant shall pay to the Company the consideration mutually agreed by the Committee and such participant, at such time and in accordance with such other terms and conditions as may be specified in such agreement. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as limited by the Stock Purchase Agreement and the Voting Trust Agreement and as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

          Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

          9. Performance Awards.
             ------------------

          Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant and the appropriate period over which performance is to be measured (a "performance cycle"). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

          The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

          The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

          The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company's performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

          A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of , or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company's performance over that portion of such cycle.

          In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the applicable performance cycle(s) had terminated as of the date of the Change in Control.

          10.  Withholding Taxes.
               -----------------

          (a)  Participant Election.  Unless otherwise determined by the
               --------------------
Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold Shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, but not to exceed, the amount the Company is required by statute to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable.
The fair market value of the Shares to be withheld or Common Stock to be delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver Common Stock or have the Company withhold Shares pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery of Common Stock or withholding of Shares in payment of the exercise price of options; provided, however, that the conditions in clause (B) of the first sentence of the second paragraph of Section 6(b) and clause (B) of the first sentence of the third paragraph of Section 6(b) shall be inapplicable with respect to this
Section 10(a).

          (b)  Company Requirement.  The Company may require, as a condition to
               -------------------
any grant or exercise under the Plan or to the delivery of certificates (or Voting Trust certificates) for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

          11.  Written Agreement; Vesting.
               --------------------------

          Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including, without limitation, vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Such employee shall also enter into such other agreements, including, without limitation, the Voting Trust Agreement and a Stock Purchase Agreement, as the Committee may from time to time require as a condition to any such grant. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

          12.  Transferability.
               ---------------

          Unless the Committee determines otherwise, no option, SAR, performance award or restricted stock granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution. Unless the Committee determines otherwise, an option, SAR or performance award may be exercised only by the optionee or grantee thereof; or by his or her executor or administrator or any person to whom the option is transferred by will or the laws of descent and distribution; or by his or her guardian or legal representative; provided that Incentive Stock Options may be exercised by any guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any option, SAR, performance award or restricted stock granted under the Plan and transferred as permitted by this
Section 12, and any transferee of any such option, SAR, performance award or restricted stock shall be bound by all provisions of this Plan, the Stock Purchase Agreement and the Voting Trust Agreement as and to the same extent as the applicable original grantee.

          13.  Listing, Registration and Qualification.
               ---------------------------------------

          If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares hereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

          14.  Transfer of Employee.
               --------------------

          The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence that is considered by the Committee as continuing intact the employment relationship.

          15.  Adjustments.
               -----------

          In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, SARs, Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding options, SARs, performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

          Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(d), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

          16.  Amendment and Termination of the Plan.
               -------------------------------------

          The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

          17   Amendment or Substitution of Awards under the Plan.
               --------------------------------------------------

          The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

          18   Commencement Date; Termination Date.
               -----------------------------------

          The date of commencement of the Plan shall be August 23, 2000, subject to approval by the stockholders of the Company. If required by the Code, the Plan will also be subject to reapproval by the stockholders of the Company prior to August 23, 2005 after the date of commencement.

          Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate and no further Options may be granted under the Plan after the close of business on August 23, 2010; provided, however, that the Plan shall remain in effect until all Options granted under the Plan have been exercised or have expired by reason of lapse of time. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

          19   Severability.
               ------------

          Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

          20   Governing Law.
               -------------

          The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

          21   Accounting Treatment.
               --------------------

          The Company does not intend that either the Plan or the terms and conditions of any grant made under the Plan should subject the Company to so-called variable plan accounting treatment, and the provisions of this Section 21 shall control in the event of any conflict between (x) the provisions of this
Section 21 and (y) any contrary provision of the Plan or of any grant made under the Plan.